EXHIBIT 16.2

                              POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MUNICIPAL SECURITIES INCOME TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganizations of Sentinel New York Tax-Free Income Fund, a portfolio of Sentinel Group Funds, Inc., and Sentinel Pennsylvania Tax-Free Income Fund into Federated New York Municipal Income Fund and Federated Pennsylvania Municipal Income Fund, respectively, both portfolios of
Federated Municipal Securities Income Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----



/S/ John F. Donahue                                               May 15, 2006
---------------------------------
John F. Donahue                     Trustee



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee         May 15, 2006
                                    (Principal Executive Officer)



/S/ Richard A. Novak
Richard A. Novak                    Treasurer                     May 15, 2006
                                    (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                    Trustee                       May 15, 2006



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Trustee                       May 15, 2006



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis            Trustee                       May 15, 2006



/S/ John F. Cunningham
John F. Cunningham                  Trustee                       May 15, 2006



/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.             Trustee                       May 15, 2006



/S/ Peter E. Madden
Peter E. Madden                     Trustee                       May 15, 2006



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Trustee                       May 15, 2006



/S/ John E. Murray, Jr.
John E. Murray, Jr.                 Trustee                       May 15, 2006



/S/ Marjorie P. Smuts
Marjorie P. Smuts                   Trustee                       May 15, 2006



/S/ John S. Walsh
John S. Walsh                       Trustee                       May 15, 2006



/S/ James F. Will
James F. Will                       Trustee                       May 15, 2006